Exhibit 10.4

Execution Version

Security Agreement

This Security Agreement (this “Agreement”) is dated as of July 20, 2016, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), and the other parties executing this Agreement under the heading “Debtors” (each of the Borrower, the Parent and such other parties, along with any parties who execute and deliver to the Administrative Agent an agreement substantially in the form attached hereto as Schedule G, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), each with its mailing address as set forth in Section 14(b) below, and Fifth Third Bank, an Ohio banking corporation (“Fifth Third”), with its mailing address as set forth in Section 14(b) below, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (Fifth Third acting as such administrative agent and any successor or successors to Fifth Third acting in such capacity being hereinafter referred to as the “Administrative Agent”).

Preliminary Statements

A.          The Borrower, the Parent, the other Debtors, and Fifth Third, individually and as Administrative Agent, have entered into that certain Credit Agreement dated as of July 20, 2016 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which Fifth Third and any other banks, financial institutions and other lenders from time to time party to the Credit Agreement (Fifth Third, in its individual capacity, and as L/C Issuer (as such term is defined in the Credit Agreement) and such other banks, financial institutions and other lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower (the Administrative Agent and the Lenders, together with any Affiliates of the Lenders with respect to Hedging Liability and Bank Product Liability, as such terms are defined in the Credit Agreement, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”).

B.           In addition, one or more of the Debtors may from time to time be liable to one or more of the Secured Creditors with respect to Hedging Liability and/or Bank Product Liability (as such terms are defined in the Credit Agreement).

C.           As a condition to extending credit to the Borrower under the Credit Agreement, the Secured Creditors have required, among other things, that each Debtor grant to the Administrative Agent for the benefit of the Secured Creditors a Lien on and security interest in the personal property and fixtures of such Debtor described herein subject to the terms and conditions hereof.

D.           The Parent owns the Borrower, and the Borrower owns, directly or indirectly, Ownership Interests in each other Debtor, and the Parent and the Borrower provide each of the other Debtors with financial, management, administrative, and technical support which enables such Debtors to conduct their businesses in an orderly and efficient manner in the ordinary course.

E.           Each Debtor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

Now, Therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Terms defined in Credit Agreement. Except as provided in Section 2, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The term “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and any successor of such law or regulation. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States of America and in immediately available funds. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States of America. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

Section 2.          Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Administrative Agent for the benefit of the Secured Creditors a Lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Administrative Agent has and shall continue to have for the benefit of the Secured Creditors a continuing Lien on and security interest in, and right of set-off against, all right, title, and interest of each Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(a)        Accounts;

(b)       Chattel Paper;

(c)        Instruments (including Promissory Notes);

(d)        Documents;

(e)        General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f)         Letter-of-Credit Rights;

(g)        Supporting Obligations;

(h)        Deposit Accounts;

(i)         Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j)         Inventory;

(k)        Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l)         Fixtures;

(m)       Commercial Tort Claims (as described on Schedule F or on one or more supplements to this Agreement);

(n)        Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

(o)        Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p)        Supporting evidence and documents relating to any of the above-described property, including computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(q)        Accessions and additions to, and substitutions and replacements of, any and all of the foregoing;

(r)         Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof; and

(s)         all other assets of such Debtor to the extent not otherwise included above;

all of the foregoing being herein sometimes referred to as the “Collateral.” Notwithstanding the foregoing, the security interest granted hereunder shall not extend to, and the term “Collateral” shall not include, any Excluded Property. For purposes of this Agreement, (a) “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise (other than pledged Ownership Interests) and (b) “Subsidiary Interests” means all Ownership Interests held by a Debtor in its Subsidiaries, whether such Ownership Interests constitute Investment Property or General Intangibles under the UCC, it being acknowledged and agreed that all Receivables and Subsidiary Interests constitute Collateral hereunder.

Section 3.          Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) all “Secured Obligations,” as such term is defined in the Credit Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against a Debtor in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Debtor in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges set forth in this Section 3 being hereinafter referred to as the “Secured Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount that would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4.          Covenants, Agreements, Representations and Warranties. (a) Each Debtor hereby represents and warrants to the Secured Creditors that:

(i)          Each Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Debtor or any provision of any Debtor’s Organization Documents or any covenant, indenture or agreement of or affecting any Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Debtor except for the Lien and security interest granted to the Administrative Agent hereunder.

(ii)         Each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A opposite such Debtor’s name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A opposite such Debtor’s name. The Collateral is and shall remain in such Debtor’s possession or control at (x) the locations listed under Columns 2 and 3 on Schedule A opposite such Debtor’s name or (y) such additional locations identified pursuant to Section 4(b)(i) (collectively for each Debtor, the “Permitted Collateral Locations”), except for (A) Collateral which in the ordinary course of the Debtor’s business is in transit between Permitted Collateral Locations or (B) Collateral which in the ordinary course of the Debtor’s business is in use at a temporary job site.

(iii)        Each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B.

(iv)        The Collateral and every part thereof is free and clear of all Liens except for Permitted Liens.

(v)         Schedule C contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by each of the Debtors as of the date hereof that are registered with any Governmental Authority. Except for revocations or terminations of registered intellectual property that may occur in the ordinary course of business or as otherwise permitted by the Credit Agreement, and subject to such Debtor’s reasonable business judgment, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Debtors are not liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations.

(vi)        Schedule F contains a true, complete and current listing of all Commercial Tort Claims with an aggregate value in excess of $250,000 held by the Debtors as of the date hereof, each described by referring to a specific incident giving rise to the claim.

(vii)       Except in the ordinary course of business, which in no event shall make the Schedule of Retainage materially misleading, and to the best of each Debtor’s knowledge, (A) the amounts shown on the Schedule of Retainage are and will be actually and absolutely owing to the Debtors or their Subsidiaries; (B) there are no set-offs, counterclaims or disputes existing or asserted with respect to any Retainage included on any Schedule of Retainage when scheduled (except to the extent reflected thereon) and each Debtor or its applicable Subsidiary has not made any agreement with any Retainage debtor for any deduction from such Retainage; and (C) there are no reserves against the collection of Retainage not set forth in the applicable Schedule of Retainage or the financial statements delivered pursuant to Sections 6.1(a), (b) and (i) of the Credit Agreement and there are no facts, events or occurrences which in any way impair the validity or collectability of Retainage or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Schedule of Retainage when scheduled, and on all contracts, invoices and statements delivered to the Administrative Agent with respect thereto; provided that, in the event knowledge is acquired by any Debtor after the delivery of such Schedule of Retainage which would cause the representations in (A), (B) or (C) of this Section 4.1(a)(vii) to be inaccurate, the Debtors have promptly delivered to the Administrative Agent a corrected Schedule of Retainage.

(b)          Each Debtor hereby covenants and agrees with the Secured Creditors that:

(i)          No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Columns 2 or 3 on Schedule A without first providing the Administrative Agent at least thirty (30) days (or such shorter time period as may be agreed to by the Administrative Agent) prior written notice of the Debtor’s intent to do so; provided that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America and such Debtor shall have taken all action reasonably requested by the Administrative Agent in writing to maintain the Lien and security interest of the Administrative Agent in the Collateral at all times fully perfected and in full force and effect.

(ii)         No Debtor shall change its jurisdiction of organization without the Administrative Agent’s prior written consent. No Debtor shall change its legal name or transact business under any other trade name without first giving thirty (30) days’ (or such shorter time period as may be agreed to by the Administrative Agent) prior written notice of its intent to do so to the Administrative Agent.

(iii)        Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors other than with respect to Permitted Liens.

(iv)        Subject to the terms of the Credit Agreement, each Debtor agrees it will not waste or destroy (other than in the ordinary course of its use and as permitted by the Credit Agreement) the Collateral or any part thereof and will maintain the same in the manner required by the Credit Agreement.

(v)         Each Debtor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing lender’s loss payable clauses to the Administrative Agent as its interest may appear (and, if the Administrative Agent requests in writing, naming the Administrative Agent as additional insureds therein) by financially sound and reasonable insurers reasonably acceptable to the Administrative Agent. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Administrative Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the relevant Debtor and the Administrative Agent of written notice thereof, and shall be reasonably satisfactory to the Administrative Agent in all other respects. Except as otherwise provided in Section 2.8(b) of the Credit Agreement, in case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Except as otherwise provided in Section 2.8(b) of the Credit Agreement, in case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor’s cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor’s business in the ordinary course. Except as otherwise provided in Section 2.8(b) of the Credit Agreement, in the event any Debtor shall receive any proceeds of such insurance, such Debtor shall immediately pay over such proceeds of insurance to the Administrative Agent which will thereafter be applied to the reduction of the Secured Obligations (whether or not then due) or held as collateral security therefor, as the Administrative Agent may then reasonably determine or as otherwise provided for in the Credit Agreement; provided, however, that the Administrative Agent agrees to release such insurance proceeds to the relevant Debtor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if, but only if, (i) at the time of release no Default or Event of Default exists, (ii) written application for such release is received by the Administrative Agent from the relevant Debtor within thirty (30) days of the receipt of such proceeds, and (iii) the Administrative Agent has received evidence reasonably satisfactory to it that the collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. Each Debtor hereby authorizes the Administrative Agent, at the Administrative Agent’s option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Default or Event of Default, and such Debtor does hereby irrevocably constitute the Administrative Agent, its officers, agents, and attorneys, as such Debtor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Default or Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Administrative Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to the final approval by the Administrative Agent (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding $100,000. All insurance proceeds shall be subject to the Lien and security interest of the Administrative Agent hereunder.

(vi)        If any Collateral is in the possession or control of any agents or processors of a Debtor and the Administrative Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Administrative Agent’s Lien and security interest therein and instruct them to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s written instructions. Each Debtor will, upon the request of the Administrative Agent (provided that, absent an Event of Default, the Administrative Agent shall provide prior written notice to each Debtor of such request), authorize and request all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Administrative Agent and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Creditors or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Administrative Agent’s request, use commercially reasonable efforts to cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement whereby such party disclaims or subordinates any right, title, and interest in and Lien on the Collateral, allows the removal of such Collateral by the Administrative Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Administrative Agent.

(vii)       Upon the Administrative Agent’s written request, each Debtor agrees from time to time to deliver to the Administrative Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent for all services rendered by it, together with such Debtor’s warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Administrative Agent may reasonably request. The Administrative Agent shall have the right to verify all or any part of the Collateral in any reasonable manner, and through any medium, which the Administrative Agent considers appropriate and reasonable, and each Debtor agrees to furnish all reasonably necessary assistance and information, and perform any acts, which the Administrative Agent may reasonably require in connection therewith; provided that verification of any Accounts of the Debtors or Retainage shall be made only as provided in subsection (xv).

(viii)      Each Debtor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements, and other agreements binding upon such Debtor or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any Legal Requirement of any Governmental Authority having jurisdiction with respect to such premises or the conduct of business thereon, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of the Collateral (other than Permitted Liens).

(ix)         The Debtors shall notify the Administrative Agent in writing concurrently with the submission of a Compliance Certificate of any additional intellectual property rights acquired or arising after the date hereof and shall submit to the Administrative Agent a supplement to Schedule C to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein).

(x)          Each Debtor agrees to execute and deliver to the Administrative Agent a supplement to this Agreement in the form attached hereto as Schedule H, or in such other form reasonably acceptable to the Administrative Agent, promptly upon becoming aware of any Commercial Tort Claim of such Debtor arising after the date hereof, to the extent the aggregate amount of all Commercial Tort Claims at such time exceeds $250,000 (provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein).

(xi)         Each Debtor agrees to execute and deliver to the Administrative Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Administrative Agent may reasonably deem necessary or appropriate to assure the Administrative Agent its Lien and security interest hereunder in the Collateral, including (i) such financing statements or other instruments and documents as the Administrative Agent may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Administrative Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such control agreements with respect to Deposit Accounts, Investment Property, Letter-of-Credit Rights, and electronic Chattel Paper, and to cause the relevant depository institutions, financial intermediaries, and issuers to execute and deliver such control agreements, as the Administrative Agent may from time to time reasonably require. The Administrative Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Administrative Agent deems reasonably necessary or appropriate to preserve, protect, and enforce the security interest of the Administrative Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the Lien and security interest of the Administrative Agent in the Collateral.

(xii)        On failure of any Debtor to perform any of the covenants and agreements herein contained, the Administrative Agent may, at its option and, prior to the occurrence and continuation of an Event of Default, following notice to the Debtor, perform the same and in so doing may expend such sums as the Administrative Agent deems advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Administrative Agent may be compelled to make by operation of law or which the Administrative Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors within three (3) Business Days following written demand, shall constitute additional Secured Obligations secured hereunder, bearing interest as provided in Section 2.4 of the Credit Agreement (the “Default Rate”). No such performance of any covenant or agreement by the Administrative Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any Default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Administrative Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Administrative Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Administrative Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

(xiii)       The Collateral and every part thereof shall be free and clear of all Liens except for Permitted Liens.

(xiv)      Each Debtor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets, whether now owned or hereafter acquired” or “all right, title and interest in and to all personal property and fixtures of the Debtor, whether now owned or existing or hereafter created, acquired or arising” of such Debtor, or words of similar meaning, or such other description as the Administrative Agent may determine and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Debtor is an organization, the type of organization and any organizational identification number, if any, issued to such Debtor and (B) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Debtor agrees to provide such information to the Administrative Agent promptly upon request.

(xv)       Each Debtor agrees that the Administrative Agent shall have the right, at any time and, prior to the occurrence and continuation of an Event of Default, upon prior written notice to the Debtors, in the name of the Administrative Agent or a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to any Accounts of the Debtors or Retainage, by mail, telephone, facsimile, email or otherwise; provided that, absent the occurrence and continuation of an Event of Default, such verification shall only occur as part of, or in connection with, visits, inspections, and examinations permitted by Section 6.2 of the Credit Agreement.

Section 5.          Special Provisions Re: Receivables. (a) As of the time any Receivable owned by a Debtor becomes subject to the security interest provided for hereby, and at all times thereafter, such Debtor shall be deemed to have warranted as to each such Receivable that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Receivable; that such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Receivable is valid and subsisting; that the amount of such Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts in the ordinary course of business; that the amount of such Receivable represented as owing is not disputed and is not subject to any set-offs, credits, deductions or countercharges other than those arising in the ordinary course of such Debtor’s business which are disclosed to the Administrative Agent in writing promptly upon such Debtor becoming aware thereof; and, except as disclosed to the Administrative Agent in writing at or prior to the time such Receivable is created, that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose.

(b)          If any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Administrative Agent and, at the request of the Administrative Agent or the Secured Creditors, execute whatever instruments and documents are required by the Administrative Agent in order that such Receivable shall be assigned to the Administrative Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(c)          [Reserved].

(d)          To the extent any Receivable or other item of Collateral is evidenced by an Instrument or tangible Chattel Paper, each Debtor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Administrative Agent; provided, however, that, prior to the existence of a Default or Event of Default and thereafter until otherwise required by the Administrative Agent, a Debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by the Debtors and not delivered to the Administrative Agent hereunder is less than $100,000 at any one time outstanding. Unless delivered to the Administrative Agent or its agent, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Administrative Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Administrative Agent contemplated by this Agreement.

Section 6.          Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b)          Upon the occurrence and during the continuance of any Event of Default, whether or not the Administrative Agent has exercised any of its other rights under other provisions of this Section 6, in the event the Administrative Agent requests any Debtor to do so:

(i)          all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Administrative Agent; and/or

(ii)         such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Administrative Agent and which are maintained at one or more post offices selected by the Administrative Agent.

(c)          Upon the occurrence and during the continuance of any Event of Default, whether or not the Administrative Agent has exercised any of its other rights under the other provisions of this Section 6, the Administrative Agent or its designee may notify the relevant Debtor’s customers and account debtors, including Retainage debtors, in writing at any time that Receivables have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including through a lockbox analogous to that described in Section 6(b)(ii)), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Administrative Agent’s discretion file any claim or take any other action or proceeding which the Administrative Agent may deem necessary or appropriate to protect and realize upon the security interest of the Administrative Agent in the Receivables or any other Collateral.

(d)          Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Administrative Agent pursuant to any of the provisions of Sections 6(b) or 6(c) may be handled and administered by the Administrative Agent in and through deposit accounts maintained at the Administrative Agent or by the Administrative Agent at a commercial bank or banks selected by the Administrative Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such deposit accounts by the Administrative Agent is solely for the Administrative Agent’s convenience and that the Debtors do not have any right, title or interest in such deposit accounts or any amounts at any time standing to the credit thereof. The Administrative Agent may, after the occurrence and during the continuation of any Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations in accordance with Section 2.9 of the Credit Agreement. The Administrative Agent may, after the occurrence and during the continuation of an Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations in accordance with Section 2.9 of the Credit Agreement. The Administrative Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Administrative Agent and the Depositary Bank as such. However, if the Administrative Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Administrative Agent or any Depositary Bank for any reason, the Administrative Agent may at its election in either instance charge the amount of such item back against any such deposit accounts or any Deposit Account of any Debtor subject to the Lien and security interest of this Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such deposit account, upon the Administrative Agent’s request, the relevant Debtor shall furnish the Administrative Agent with a report in such form as Administrative Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default has occurred and is continuing, the Administrative Agent will release proceeds of Collateral which the Administrative Agent has not applied to the Secured Obligations. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise (x) from the gross negligence or willful misconduct of the person seeking to be indemnified, as determined by a court of competent jurisdiction by final and nonappealable judgment or (y) as a result from a claim brought by any Debtor against the person seeking to be indemnified for breach in bad faith of such person’s obligations hereunder or under any other Loan Document, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Secured Creditors shall have no liability or responsibility to any Debtor for the Administrative Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7.          Special Provisions Re: Inventory and Equipment. (a) Each Debtor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment in good repair, working order, and condition, ordinary wear and tear, casualty and condemnation excepted, subject to the limitations of Section 6.3 of the Credit Agreement.

(b)          Each Debtor shall use, consume, sell, and lease the Inventory in the ordinary course of its business or as otherwise permitted by the terms of the Credit Agreement.

(c)          Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Administrative Agent in writing, sell Equipment to the extent permitted by Section 6.13 of the Credit Agreement.

(d)          As of the time any Inventory or Equipment of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Inventory and Equipment; and that all of such Inventory and Equipment is located at a location set forth pursuant to Section 4(b). Each Debtor warrants and agrees that none of its Inventory is or will be consigned to any other person without the Administrative Agent’s prior written consent.

(e)          Subject to Section 4.1 of the Credit Agreement, and upon the Administrative Agent’s or the Secured Creditors’ written request, each Debtor shall at its own cost and expense cause the Lien of the Administrative Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such Lien and will cause all such certificates of title and evidences of Lien to be deposited with the Administrative Agent (and, until so delivered, such Debtor shall hold such certificates of title in trust for the benefit of the Administrative Agent pursuant to the terms of this Agreement).

(f)          Except for Equipment from time to time located on the real estate described on Schedule D or as otherwise hereafter disclosed to the Administrative Agent and the Secured Creditors in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

(g)          If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Debtor to the Administrative Agent.

Section 8.          Special Provisions Re: Investment Property, Subsidiary Interests and Deposits. (a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Administrative Agent pursuant to Section 10(d):

(i)          each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property and Subsidiary Interests, or any part thereof, for all purposes not in breach of the terms of this Agreement, the Credit Agreement or any other document evidencing or otherwise relating to any Secured Obligations; and

(ii)         each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property and Subsidiary Interests subject to the Lien and security interest of this Agreement.

(b)          All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) and Subsidiary Interests owned directly by the Debtors on the date hereof is listed and identified on Schedule E. Each Debtor shall promptly notify the Administrative Agent of any other Investment Property or Subsidiary Interests acquired or maintained by such Debtor after the date hereof, and shall submit to the Administrative Agent a supplement to Schedule E to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein). Each Debtor hereby acknowledges on behalf of its Subsidiaries that have issued Ownership Interests that such interests are not of a type dealt in or traded on securities exchanges or securities markets and that its Ownership Interests in such Subsidiaries are not securities governed by Article 8 of the UCC. Certificates for all certificated securities now or at any time constituting Investment Property or Subsidiary Interests and part of the Collateral hereunder shall be promptly delivered by the applicable Debtor to the Administrative Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated transfer power or powers, in every case sufficient to provide the Administrative Agent control as defined in Section 8-106 of the UCC, including all Ownership Interests received in respect of a dividend or resulting from a split-up, revision or reclassification of the Investment Property or Subsidiary Interests or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or Subsidiary Interests or any part thereof as a result of a merger, consolidation or otherwise. With respect to any uncertificated securities or any Investment Property or Subsidiary Interests held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Administrative Agent’s request, the applicable Debtor shall execute and deliver, and shall use commercially reasonable efforts to cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Administrative Agent, and such issuer or intermediary in form and substance satisfactory to the Administrative Agent which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Investment Property or Subsidiary Interests, as directed by the Administrative Agent without further consent by such Debtor. The Administrative Agent may, subject to Section 10(i), at any time after the occurrence and during the continuance of any Event of Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property and Subsidiary Interests hereunder.

(c)          Unless and until an Event of Default has occurred and is continuing, each Debtor may sell or otherwise dispose of any of its Investment Property or Subsidiary Interests to the extent permitted by the Credit Agreement, provided that, except to the extent permitted by the Credit Agreement, no Debtor shall sell or otherwise dispose of any Ownership Interests in any direct or indirect Subsidiary hereunder without the prior written consent of the Administrative Agent. After the occurrence and during the continuation of any Event of Default, no Debtor shall sell all or any part of its Investment Property or Subsidiary Interests without the prior written consent of the Administrative Agent.

(d)          Each Debtor represents that on the date of this Agreement, none of its Investment Property or Subsidiary Interests consists of Margin Stock except to the extent such Debtor has delivered to the Administrative Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the Investment Property or Subsidiary Interests or any part thereof consists of Margin Stock, the relevant Debtor shall promptly so notify the Administrative Agent and deliver to the Administrative Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Administrative Agent in form and substance satisfactory to the Administrative Agent.

(e)          Each Debtor represents and warrants to, and agrees with, the Secured Creditors as follows: (i) as of the date hereof, the Subsidiary Interests listed and described on Schedule E constitute the percentage of the Ownership Interests in each Subsidiary set forth thereon owned directly by such Debtor; (ii) as of the date hereof, copies of the Organization Documents of each Debtor heretofore delivered to the Administrative Agent are true and correct copies thereof and have not been amended or modified in any respect other than as stated therein, and (iii) except as provided in the Credit Agreement, without the prior written consent of the Administrative Agent, such Debtor hereby agrees not to amend or modify any of its Organization Documents which would in any manner adversely affect the rights of such Debtor with respect to any Subsidiary Interests, any of such actions done without such prior written consent to be null and void.

(f)          All Deposit Accounts of the Debtors on the date hereof are listed and identified (by account number and depository institution) on Schedule E. Each Debtor shall promptly notify the Administrative Agent of any other Deposit Account opened or maintained by such Debtor after the date hereof, and shall promptly submit to the Administrative Agent a supplement to Schedule E to reflect such additional accounts (provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein). With respect to any Deposit Account maintained by a depository institution other than the Administrative Agent, and as a condition to the establishment and maintenance of any such Deposit Account except as otherwise permitted by the Credit Agreement, such Debtor, the depository institution, and the Administrative Agent shall execute and deliver an account control agreement in form and substance satisfactory to the Administrative Agent which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Administrative Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor.

Section 9.          Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Administrative Agent, its nominee, or any other Person whom the Administrative Agent may designate as such Debtor’s attorney-in-fact, with full power and authority, upon the occurrence and during the continuation of any Event of Default, to (i) sign such Debtor’s name on verifications of Receivables and other Collateral; (ii) send requests for verification of Collateral to such Debtor’s customers, account debtors, and other obligors; (iii) exercise all voting rights with respect to the Investment Property or other Collateral or any part thereof; (iv) endorse such Debtor’s name on any assignments, stock powers or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Administrative Agent’s possession; (v) endorse the Collateral in blank or to the order of the Administrative Agent or its nominee; (vi) sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; (vii) notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Administrative Agent; (viii) receive, open, and dispose of all mail addressed to such Debtor; and (ix) do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney consistent with this Section 9 and agrees that neither the Administrative Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than (i) such person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment or (ii) as a result from a claim brought by any Debtor against such person for breach in bad faith of such person’s obligations hereunder or under any other Loan Document, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Administrative Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Debtor’s signature appearing thereon, and each Debtor also hereby grants the Administrative Agent a power of attorney to authorize any such financing statements, and amendments and supplements thereto, on behalf of such Debtor without notice thereof to any Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Facility Termination Date.

Section 10.         Defaults and Remedies. (a) The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

(b)          Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Administrative Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Administrative Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its discretion. In the exercise of any such remedies, the Administrative Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Administrative Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Secured Creditors all costs and expenses incurred by the Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is given in accordance with Section 10.8 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Administrative Agent may further postpone such sale by announcement made at such time and place. The Administrative Agent has no obligation to prepare the Collateral for sale. The Administrative Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c)          Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Administrative Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Administrative Agent or its designee if the Administrative Agent so requests) or to remove the Collateral or any part thereof to such other places as the Administrative Agent may desire, (ii) the Administrative Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Administrative Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Administrative Agent (including the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto), (iii) the Administrative Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, including the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, and (iv) each Debtor shall, upon the Administrative Agent’s demand, promptly assemble the Collateral and make it available to the Administrative Agent at a place reasonably designated by the Administrative Agent. If the Administrative Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d)          Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(i) and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii), shall, at the option of the Administrative Agent, cease and thereupon become vested in the Administrative Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and Subsidiary Interests and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property or Subsidiary Interests as if the Administrative Agent were the absolute owner thereof including the rights to exchange, at its discretion, all Investment Property or Subsidiary Interests or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Subsidiary Interests and, in connection therewith, to deposit and deliver such Investment Property and Subsidiary Interests or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine. In the event the Administrative Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable. In the event the Administrative Agent shall sell or otherwise dispose of all or any part of the Investment Property or Subsidiary Interests, each Debtor hereby grants the purchaser of such portion of such Investment Property or Subsidiary Interests, to the fullest extent of its capacity, the ability (but not the obligation) to become a member (or equivalent position) in such Subsidiary (subject to and in accordance with the Organization Documents of such Subsidiary and subject to any requirements of applicable law), in the place and stead of such Debtor. To exercise such right, the purchaser shall give written notice to the applicable Subsidiary of its election to become a member (or equivalent position) in such Subsidiary. Following such election and giving of all necessary consent, the purchaser shall have the rights and powers and be subject to the liabilities of a member (or equivalent position) under the applicable Organization Documents of such Subsidiary and the applicable law governing such Subsidiary.

(e)          Each Debtor hereby irrevocably constitutes and appoints the Administrative Agent as its proxy and attorney-in-fact, upon the occurrence and during the continuation of any Event of Default with respect to its Investment Property and other Collateral, including the right to vote such Investment Property and other Collateral, with full power of substitution to do so, and including the right to exercise all other rights, powers, privileges and remedies to which a holder of such Investment Property and other Collateral would be entitled (including giving or withholding written consents of shareholders or other equity holders, calling special meetings of shareholders or other equity holders, and voting at such meetings). Upon the occurrence of an Event of Default, such proxy shall be effective automatically and without the necessity of any action (including any transfer of any such Investment Property and other Collateral on the record books of the issuer thereof) by any Person (including the issuer of such Investment Property and other Collateral or any officer or agent thereof). Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Administrative Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than (i) such Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment or (ii) as a result from a claim brought by any Debtor against such person for breach in bad faith of such person’s obligations hereunder or under any other Loan Document, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney and proxy, being coupled with an interest, are irrevocable until the Facility Termination Date.

(f)          Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Creditors a royalty-free irrevocable license and right to use all of such Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, copyrights, copyright licenses, copyright applications, copyright registrations, and similar intangibles in connection with any foreclosure or other realization by the Administrative Agent or the Secured Creditors on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

(g)          The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, consisting of similar type assets, it being understood, however, that the Administrative Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Administrative Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than (i) such person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment or (ii) as a result from a claim brought by any Debtor against such person for breach in bad faith of such person’s obligations hereunder or under any other Loan Document, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.

(h)          Failure by the Administrative Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Administrative Agent or provided by law, or delay by the Administrative Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until waived in writing by the Administrative Agent.

Section 11.         Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Administrative Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Administrative Agent in cash or its equivalent, be applied by the Administrative Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Administrative Agent reasonably determines is lawfully entitled thereto.

Section 12.         Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Facility Termination Date. Upon such termination of this Agreement, the Administrative Agent shall, upon the request and at the expense of the Debtors, forthwith release its Liens and security interests hereunder.

Section 13.         The Administrative Agent. In acting under or by virtue of this Agreement, the Administrative Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including Section 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Administrative Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

Section 14.         Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing Lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Administrative Agent’s prior written consent. Without limiting the generality of the foregoing, but subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b)          Except as otherwise specified herein, all notices and other communications provided for herein shall be in writing (including by such electronic communication as e-mail and Internet or intranet websites) and shall be given to the applicable party as set forth in Section 10.8 of the Credit Agreement.

(c)          In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

(d)          The Lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Credit Agreement as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until the Facility Termination Date. Each Debtor acknowledges and agrees that the Lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the Lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The Lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the Lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e)          In the event the Secured Creditors shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule G, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D, E and F with respect to it. No such substitution shall be effective absent the written consent of the Administrative Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

(f)          This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Administrative Agent, and it shall not be necessary for the Administrative Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g)          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h)          This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

(i)          Each Debtor irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(j)          Each Debtor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 14(i). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(k)          Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section 14(k).

Section 15.         Confirmation of Pledge. The Ownership Interests of certain of the Debtors (such Debtors, for purposes of this Section 15, being referred to collectively as the “Pledged Entities” and each individually as a “Pledged Entity”), whether certificated or otherwise, constitute Subsidiary Interests under this Agreement. By executing this Agreement, each Pledged Entity (in addition to any other covenants, representations and warranties it has made as a Debtor hereunder), acknowledges and agrees that: (a) during such times as are provided in this Agreement, the Administrative Agent may exercise the voting rights related to the Pledged Entity; (b) such Pledged Entity shall not challenge, dispute or take any action to prevent the Administrative Agent’s exercise of the voting rights with respect to such Pledged Entity provided such voting rights are exercised in accordance with this Agreement; (c) such Pledged Entity consents to the assignment of all or any portion of the Ownership Interests to the Administrative Agent or any of the Administrative Agent’s assignees upon any foreclosure of the Ownership Interests; (d) all parties required by the terms of the Pledged Entity’s Organization Documents to approve the assignment of all or any portion of the Ownership Interests to the Administrative Agent or any of the Administrative Agent’s assignees upon any foreclosure of the Ownership Interests have done so; (e) such Pledged Entity consents to the admission of the Administrative Agent or any of the Administrative Agent’s assignees as a member or partner of such Pledged Entity upon any foreclosure of the Ownership Interest without the taking of any further action by such Pledged Entity, any other Debtor, the Administrative Agent or any of the Administrative Agent’s assignees, all notwithstanding any provision or requirement to the contrary in such Pledged Entity’s Organization Documents; and (f) such Pledged Entity waives its rights, to the extent it has any, under its Organization Documents, to the extent such rights conflict with the provisions of and rights granted to the Administrative Agent and the Administrative Agent’s assignees to permit the Administrative Agent to exercise its rights under this Agreement.

In Witness Whereof, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

“Debtors”

Limbach Facility Services LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

Limbach Holdings LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

Limbach Company LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President and Treasurer

Limbach Company LP

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach Construction LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President and Treasurer

[Signature Page to Security Agreement]

Accepted and agreed to as of the date first above written.

Fifth Third Bank, as Administrative Agent

By	/s/ David L. Mistic
	Name:	David L. Mistic
	Title:	Vice President

[Signature Page to Security Agreement]

Schedule A

Locations

Column 1	Column 2	Column 3

Name of Debtor (and State of Organization and Organizational Registration Number)	Chief Executive Office (and name of record owner of such Location)	Additional Places of Business and Collateral Locations (and name of record owner of such Locations)

Limbach Facility Services LLC (Delaware; Organizational Number 3555585)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))	301 East Pine Street, Suite 400 Orlando, FL 32801 (Record Owner: HIW-KC Orlando, LLC)

Limbach Holdings LLC (Delaware; Organizational Number 3588231)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))

Harper Limbach LLC (Delaware; Organizational Number 3555571)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))	5401 Benchmark Lane Sanford, FL 32773 (Record Owner: Harper Limbach LLC)

5102 West Laurel Street Suite 800 Tampa, FL 33607 (Record Owner: Menkure Pyramid, LLC)

Limbach Company LLC (Delaware; Organizational Number 3555572)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))	926 Featherstone Road Pontiac, MI 48342 (Record Owner: Limbach Company LLC)

13261 Mid-Atlantic Blvd Laurel, MD 20708 (Record Owner: Jackson-Shaw/Brickyard LP)

217 Elizabeth St.
Cumberland, MD 21502
(Record Owner: John and Rebecca Hancock)

822 Cleveland Avenue
Columbus, OH 43201
(Record Owner: 243 Limited Partnership)

16635 Canaanville Hills Road
Athens, OH 45701
(Record Owner: JBH Investments, LLC)

624 Truck Court
Lansing, MI 48912
(Record Owner: Tamara L.L.C.)

46 Jonspin Road
Wilmington, MA 01187
(Record Owner: Jonspin Realty Trust)

1139 Broad Street
Greensburg, PA 15601
(Record Owner: Transpac, Inc.)

1001 Technology Drive
Mt. Pleasant, PA 15666
(Record Owner: William E. Burroughs)

175 Titus Avenue
Warrington, PA 18976
(Record Owner: 175 Titus Partners, LP)

5C Chris Court
Dayton, NJ 08810
(Record Owner: LIT-CHRIS/RIDGE LLC)

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Limbach Company LP (Delaware; Organizational Number 3598729)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))	12442 Knott Street Garden Grove, CA 92841 (Record Owner: LBA RIV-Company XXVII, LLC)

Harper Limbach Construction LLC (Delaware; Organizational Number 5223617)	31-35th Street Pittsburgh, PA 15201 (Record Owner: Giant Eagle (35th Strouss Associates))	940 Williston Park Point Lake Mary, FL 32746 (Record Owner: Butters Realty & Mgt.)

9051 Florida Mining Road Suite 103 and 104 Tampa, FL 33634 (Record Owner: Eagle Creek 5 & 6 LLC)

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Schedule B

Other Names

A.          Prior Legal Names

Debtor	Prior Legal Names

Limbach Facility Services LLC	N/A

Limbach Holdings LLC	N/A

Harper Limbach LLC	N/A

Limbach Company LLC	N/A

Limbach Company LP	N/A

Harper Limbach Construction LLC	N/A

B.          Trade Names

Debtor	Trade Names

Limbach Facility Services LLC	Limbach Engineering & Design Services

Limbach Holdings LLC	N/A

Harper Limbach LLC	N/A

Limbach Company LLC	Sabo, Limbach Energy Services

Limbach Company LP	Western Air Limbach

Harper Limbach Construction LLC	N/A

Schedule C

Intellectual Property Rights

Trademarks:

•	None.

Copyrights:

•	An Appraisal of Building’s Environmental Systems (Reg. No. TX0000186524)
•	Systems Appraisals (Reg. No. TX0000207986)

None:

•	None.

Schedule D

Real Estate Legal Descriptions

5401 Benchmark Lane, Sanford, Florida, which parcel is legally described as:

All that certain piece, parcel or tract of land situated in Seminole County, Florida, described as follows:

Lots 5, 6, 7, 8, 9 and the West ½ of Lot 10, Midway Commerce Center, according to the plat thereof as recorded in Plat Book 31, Page 39 and 40, Public Records of Seminole County, Florida.

Being the same property conveyed by Roche International, Inc. to Jovinole Associates, a Pennsylvania partnership, by Warranty Deed filed December 13, 1984, and recorded in the office of the Register of Deeds for Seminole County, Florida at Book 1600, page 1003.

926 Featherstone Road, Pontiac, Michigan, which parcel is legally described as:

The following described premises situated in the city of Pontiac County of Oakland and State of Michigan, to-wit: Part of Lot 23 of Assessor’s Plat No. 147 a replat of Assessor’s Plat No. 15 located in N.E. 1/4 of Sec. 28 and S.E. 1/4 Sec. 22; a replat of Lot 25 and Lots 1 to 7 incl. of Assessor’s Plat No. 16 located in N.E. 1/4 of Sec. 28 a replat of Lots 44 and 45 of Assessor’s Plat No. 105 located in W. 1/2 Sec. 27; also land in S.W. 1/4 Sec. 22; also land in N.W. 1/4 Sec. 27; and land in S.W. 1/4 Sec. 27 all being in T. 3N., R. 10E., City of Pontiac, Oakland County, Michigan, as recorded in Liber 35, Page 54a, described as beginning at a point, said point being S. 87 degrees 16 minutes 55 seconds W. 555.42 feet and S. 02 degrees 26 minutes 18 seconds E. 220.00 feet from the N.W. corner of Lot 30 of said subdivision and proceeding thence N. 87 degrees 16 minutes 55 seconds E. 150.00 feet; thence S. 02 degrees 26 minutes 18 seconds E. 804.90 feet; thence N. 51 degrees 23 minutes 20 seconds W. 530.30 feet; thence N. 02 degrees 26 minutes 18 seconds W. 449.70 feet; thence N. 87 degrees 16 minutes 55 seconds E. 249.93 feet thence N. 02 degrees 26 minutes 18 seconds W. 5.00 feet to the point of beginning. Containing 5.75 acres. Subject to easements of record.

Schedule E

Investment Property, Subsidiary Interests, and Deposits

A.           Investment Property (other than Subsidiary Interests)

None.

B.           Subsidiary Interests

Name of Debtor	Name of Subsidiary Issuer	Type of Organization (e.g., corporation, partnership, limited liability company)	Jurisdiction of Organization	No. of Issued Shares/units	Certificate No. (if any)	Percentage of Issuer’s Ownership Interests

Limbach Holdings LLC	Limbach Facility Services LLC	Limited Liability Company	Delaware	10	N/A	100%

Limbach Facility Services LLC	Limbach Company LLC	Limited Liability Company	Delaware	10	N/A	100%

Limbach Facility Services LLC	Limbach Company LP	Limited Partnership	Delaware	9.99	N/A	99%

Limbach Company LLC	Limbach Company LP	Limited Partnership	Delaware	0.01	N/A	1%

Limbach Facility Services LLC	Harper Limbach LLC	Limited Liability Company	Delaware	10	N/A	100%

Limbach Facility Services LLC	Harper Limbach Construction LLC	Limited Liability Company	Delaware	10	N/A	100%

C.           Deposits

Name of Debtor	Name of Depository	Type of Account	Account Number

Limbach Facility Services	Fifth Third Bank	Concentration Account	X1831

Limbach Facility Services	Fifth Third Bank	Direct Deposit Account	X2169±

Limbach Facility Services LLC	Fifth Third Bank	Disbursement Account	X9849

Limbach Facility Services	Fifth Third Bank	Payroll Account	X7160±

Limbach Company LLC	Fifth Third Bank	Payroll Account	X2193±

Limbach Company LLC	Fifth Third Bank	Payroll Account	X2185±

Limbach Company LLC	Fifth Third Bank	Payroll Account	X2177±

Limbach Company LLC	Fifth Third Bank	Payroll Account	X1714±

Limbach Facility Services	Wells Fargo Bank	Concentration Account	X9118

Limbach Company LLC	Wells Fargo Bank	Payroll Account	X9134±

Limbach Company LLC	Wells Fargo Bank	Payroll Account	X9142±

Harper Limbach LLC	Wells Fargo Bank	Payroll Account	X9159±

Limbach Company LP	Wells Fargo Bank	Payroll Account	X9126±

Limbach Company LLC	Citizens Bank	Payroll Account	X7749±

*Note: Accounts to include such other deposit accounts maintained from time to time with the Administrative Agent.

**Note: Accounts marked with ± are Excluded Deposit Accounts (as defined in the Credit Agreement)

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Schedule F

Commercial Tort Claims

None.

Schedule G

Assumption and Supplement to Security Agreement

This Assumption and Supplement to Security Agreement (this “Agreement”) dated as of this _____ day of _____________, 20__ from [new Debtor], a _______________ corporation/limited liability company/partnership (the “New Debtor”), to Fifth Third Bank, an Ohio banking corporation (“Fifth Third”), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (Fifth Third acting as such agent and any successor or successors to Fifth Third in such capacity being hereinafter referred to as the “Administrative Agent”).

Preliminary Statements

A.           Limbach Facility Services LLC (the “Borrower”) and certain other parties have executed and delivered to the Administrative Agent that certain Security Agreement dated as of July 20, 2016 (such Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties (the “Existing Debtors”) have granted to the Administrative Agent for the benefit of the Secured Creditors a Lien on and security interest in the Existing Debtors’ Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B.           The Borrower provides the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

1.          The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date of the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Administrative Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a Lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Administrative Agent for the benefit of the Secured Creditors, and hereby agrees that the Administrative Agent has and shall continue to have for the benefit of the Secured Creditors a continuing Lien on and security interest in, among other things, all of the New Debtor’s Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor’s Accounts, Chattel Paper, Instruments, Documents, General Intangibles Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property, Inventory, Equipment, Fixtures, Commercial Tort Claims, and all of the other Collateral described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Administrative Agent under the Security Agreement.

2.          Schedules A (Locations), Schedule B (Other Names), Schedule C (Intellectual Property Rights), Schedule D (Real Estate Legal Descriptions), Schedule E (Investment Property, Subsidiary Interests and Deposits) and Schedule F (Commercial Tort Claims) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

Supplement to Schedule A

Name of Debtor (and State of Organization and Organizational Registration Number)	Chief Executive Office (and name of record owner of such location)	Additional Places of Business and Collateral Locations (and name of record owner of such locations)

Supplement to Schedule B

Name of Debtor	Prior Legal Names and Trade Names of Such Debtor

2

Supplement to Schedule C

Intellectual Property Rights

Supplement to Schedule D

Real Estate Legal Descriptions

Supplement to Schedule E

Investment Property, Subsidiary Interests and Deposits

Supplement to Schedule F

Commercial Tort Claims

3.          The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

3

4.          All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

5.          The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

6.          No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

7.          This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

[Insert Name of New Debtor]

By
Name
Title

Accepted and agreed to as of the date first above written.

Fifth Third Bank, as Administrative Agent

By
Name
Title

4

Schedule H

Supplemental Security Agreement

This Supplemental Security Agreement (this “Agreement”) dated as of this _____ day of _____________, 20__ from [Debtor], a _____________ corporation/limited liability company/partnership (the “Debtor”), to Fifth Third Bank, an Ohio banking corporation (“Fifth Third”), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (Fifth Third acting as such agent and any successor or successors to Fifth Third in such capacity being hereinafter referred to as the “Administrative Agent”).

Preliminary Statements

A.           Limbach Facility Services LLC (the “Borrower”) and certain other parties have executed and delivered to the Administrative Agent that certain Security Agreement dated as of July 20, 2016 (such Security Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties have granted to the Administrative Agent for the benefit of the Secured Creditors a Lien on and security interest in the Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B.           Pursuant to the Security Agreement, the Debtor granted to the Administrative Agent, among other things, a continuing security interest in all Commercial Tort Claims.

C.           The Debtor has acquired a Commercial Tort Claim which, when taken together with all other Commercial Tort Claims, has an aggregate value in excess of $250,000, and the Debtor executes and delivers this Agreement to confirm and assure the Administrative Agent’s security interest therein.

Now, therefore, for value received, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the Debtor hereby agrees as follows:

1.          In order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Administrative Agent for the benefit of the Secured Creditors, and hereby agrees that the Administrative Agent has and shall continue to have for the benefit of the Secured Creditors a continuing Lien on and security interest in the Commercial Tort Claim described below:

(Insert description of the Commercial Tort Claim by referring to a specific incident giving rise to the claim)

2.          Schedule F (Commercial Tort Claims) to the Security Agreement is hereby amended to include reference to the Commercial Tort Claim referred to in Section 1 above. The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the Commercial Tort Claims heretofore described in and subject to the Security Agreement, and nothing contained herein shall in any manner impair the priority of the Liens and security interests heretofore granted by the Debtor in favor of the Administrative Agent under the Security Agreement.

3.          All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Collateral” and any provision of the Security Agreement providing meaning to such term shall be deemed to include the Commercial Tort Claim referred to in Section 1 above. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

4.          The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

5.          No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

6.          The Debtor acknowledges that this Agreement shall be effective upon its execution and delivery by the Debtor to the Administrative Agent, and it shall not be necessary for the Administrative Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

2

7.          This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

[Insert Name of Debtor]

By
Name
Title

3